DESIGNATION OF SUBSTITUTE POWER OF ATTORNEY

            Pursuant to authority granted to me by the persons listed on Exhibit A hereto pursuant to Powers of Attorney of various dates relating to York International Corporation (each, a Power of Attorney), I hereby designate each of Jerome D. Okarma, Patrick G. Quick, Jessica S. Lochmann and Arlene Gumm as my substitute with full power and authority individually to take any and all action that I am authorized to take pursuant to the terms of each Power of Attorney.

            IN WITNESS WHEREOF, the undersigned is executing this document as of the 9th day of December, 2005.

      /s/ Jane G. Davis

EXHIBIT A

            W. Michael Clevy

            J. Roderick Heller, III

            Robert F. B. Logan

            Gerald C. McDonough

            C. David Myers

            Paul J. Powers

            Donald M. Roberts

            James A. Urry

            Kim Buchwald

            Iain A. Campbell

            James P. Corcoran

            Jane G. Davis

            David C. Elder

            Jeffrey D. Gard

            David R. Heck

            Thomas F. Huntington

            Wayne J. Kennedy

            M. David Kornblatt

            Helen S. Marsteller

            Peter C. Spellar

            Wilson Sun